UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2023

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

13355 Noel Road
Dallas, Texas 75240	75240
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 788-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on March 31, 2023 (the “2023 Annual Meeting”). The stockholders considered each of the proposals in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 30, 2023. Voting results with respect to each proposal submitted at the 2023 Annual Meeting are set forth below.

Proposal 1: Election of directors to the Company’s Board of Directors to serve until the Company’s 2024 annual meeting of stockholders and until the election and qualification of their respective successors:

	FOR	AGAINST	ABSTAIN	NON-VOTES
Bradley W. Buss	112,050,252	3,749,924	229,411	8,738,050
Lydia H. Kennard	112,306,448	3,558,691	164,448	8,738,050
Kristy Pipes	114,734,072	1,125,576	169,939	8,738,050
Troy Rudd	113,711,051	2,100,262	218,274	8,738,050
Douglas W. Stotlar	113,507,700	2,342,689	179,198	8,738,050
Daniel R. Tishman	105,345,237	10,464,970	219,380	8,738,050
Sander van ’t Noordende	113,423,400	2,424,915	181,272	8,738,050
Janet C. Wolfenbarger	113,654,321	2,201,049	174,217	8,738,050

Proposal 2: Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2023:

FOR	AGAINST	ABSTAIN
122,507,086	2,057,578	202,973

Proposal 3: Approval of the Company’s executive compensation, on an advisory basis:

FOR	AGAINST	ABSTAIN	NON-VOTES
111,396,311	4,409,273	224,003	8,738,050

Proposal 4: Frequency of Future Advisory Votes on Executive Compensation:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	NON-VOTES
112,911,558	67,098	2,821,956	228,975	8,738,050

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM

Dated: March 31, 2023	By:	/s/ David Y. Gan
David Y. Gan
Executive Vice President, Chief Legal Officer